                                                                    EXHIBIT 12.1

                        ADVANCED ENERGY INDUSTRIES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  ($THOUSANDS)

                                                                                    1996         1997         1998          1999
                                                                                  --------     --------     --------      --------

EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees       $ 10,183     $ 20,893     $(14,547)     $ 30,876
  Fixed charges                                                                        541          751          539         1,734
                                                                                  --------     --------     --------      --------
     Subtotal                                                                       10,724       21,644      (14,008)       32,610
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges            0            0            0            69
                                                                                  --------     --------     --------      --------
    Total earnings                                                                $ 10,724     $ 21,644     $(14,008)     $ 32,541
                                                                                  --------     --------     --------      --------

FIXED CHARGES:
  Interest expensed                                                               $    340     $    553     $    340      $  1,430
  Amortization of deferred debt issuance cost                                            0            0            0            81
  Interest within rental expense                                                       201          198          199           223
                                                                                  --------     --------     --------      --------
    Total fixed charges                                                           $    541     $    751     $    539      $  1,734
                                                                                  --------     --------     --------      --------

RATIO OF EARNINGS TO FIXED CHARGES                                                   19.82        28.82           NA         18.77
                                                                                  ========     ========     ========      ========
DEFICIT OF EARNINGS TO FIXED CHARGES                                                   N/A          N/A     $(14,547)          N/A
                                                                                  ========     ========     ========      ========

                                                                                                              6 MO          6 MO
                                                                                                 2000         2000          2001
                                                                                               --------     --------      --------

EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees                    $ 92,685     $ 38,242      $(13,279)
  Fixed charges                                                                                   8,531        4,547         2,886
                                                                                               --------     --------      --------
     Subtotal                                                                                   101,216       42,789       (10,393)
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges                        20          (84)           40
                                                                                               --------     --------      --------
    Total earnings                                                                             $101,196     $ 42,873      $(10,433)
                                                                                               --------     --------      --------

FIXED CHARGES:
  Interest expensed                                                                            $  7,698     $  4,119      $  2,521
  Amortization of deferred debt issuance cost                                                       616          320           246
  Interest within rental expense                                                                    217          108           119
                                                                                               --------     --------      --------
    Total fixed charges                                                                        $  8,531     $  4,547      $  2,886
                                                                                               --------     --------      --------

RATIO OF EARNINGS TO FIXED CHARGES                                                                11.86         9.43            NA
                                                                                               ========     ========      ========
DEFICIT OF EARNINGS TO FIXED CHARGES                                                                N/A          N/A      $(13,319)
                                                                                               ========     ========      ========